Exhibit 3.7(l)

f - v ,. ·.(;:·f ObDDD/'f0'f f I (Requestors Name) (Address) (Address) (City/State/Zip/Phone tfJ □ PICK - UP Ƒ WAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ .Special Instructions to Filing Officer: Office Use Only 900081198119 10/31/06 - - 01075·· - 017 *>i - 1 l:C:. 75 ..,, - r - rn c,·

COVER LETTER TO: Registration Section Division of Corporations suBJEcT: 17 - tt HfJAVfJP - ..) L£/lf. - flJfNC - C£/J1Eh, (Name of Surviving Party) J;,./c_ Please return all correspondence concerning this matter to: (Contact Person) {lo,,r11 1J te'i.,vi iVI (Firm/Company) U Pl 2 - A - V<.£/lL (Address/ {.tJ;:.1£ ;) - }S (City . State and Zip Code) For further information concerning this matter, please call: 1 <i_v H - ]&1111 - 9 - ,c.r r (Name of Contact Person) f3 at< S'f_ ) 1 lj_ + - lf o 3 (rea Code and Daytin,(TelephoneN:her) Certified Copy (optional) $8.75 STREET ADDRESS: Registration Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301 MAILING ADDRESS: Registration Section Division of Corporations P. 0. Box 6327 Tallahassee, FL 32314

ARTICLES OF MERGER (Profit Corporations) The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes. First: The name and jurisdiction of the surviving corporation: Jurisdiction Document Number (If known/ applicable) Second: The name and jurisdiction of each merging corporation: Jurisdiction Document Number (If known/ applicable) 1/t lfARlltM.P Lf.AflN£Nfr UZN,i ! , Jr - IL, ,_'.f - " - - l - oa....a.f..:.c ' . - . "()......,_,_A _ Mi;fl.:JcllfJ v - >A - y BvJ.t. /V SJ t}g.11f.1.,o/a,fJV fLoll - :rOI \ - ce,r.Mid1 Co.fl 1 o 4 - . $0(.J/ t,>'l> v - i c,o rJ v cr.R. T - £. D Q ... - . 1 - , t 1 - /JT& A f Lo A.r; QA /2,..VJ :Z::Ni IJ £f'l7TT' - j A - J "f t - 1 E. 1 - 1 IH \ .J A A. LgA iltJ;t11,c,. ( J} - N1 ƒ );, , f/11,,.. _ Third: The Plan of Merger is attached. Fourth: The merger shall become effective on the date the Articles of Merger are filed with' the Florida Department of State. OR 61.t .J.o tr I ).( I)• O Ź (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.) Fifth: Adoption of Merger by surviving corporation - (COMPLETE ONLY ONE STATEMENT) The Plan of Merger was adopted by the shareholders of the surviving corporation on 0, r \ - - obtr I). ,lOO(,, . I The Plan of Merger was adopted by the board of directors of the surviving corporation on and shareholder approval was not required. Sixth: Adoption of Merger by merging corporation(s) (COMPLETE ONLY ONE STATEMENT) The Plan of Merger was adopted by the shareholders of the merging corporation(s) on © \ .(,,, )< . J.oo (.. J The Plan of Merger was adopted by the board of directors of the merging corporation(s) on -------- - and shareholder approval was not required. (Attach additional sheets if necessary)

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PLAN OF MERGER (Merger of subsidiary corporation(s)) The following plan of merger is submitted in compliance with section 607.1104, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation. The name and jurisdiction of the parent corporation owning at least 80 percent of the outstanding shares of each class of the subsidiary corporation: Name AMfi:P - clt{v {,,JfJf jJJ:t;&£.fJ .@t11 lO(/l - f.£f'J1 Jurisdiction ( 0 1 \ c..lJ((Lv \ .. - \ - ( (oRfotL{l'( - r:oN(_c_o('lv1 P - ,Te,j) J:,I \ TT1' I \ ft.,oll.. ..011 fL. - O :t4)A /OV"" t;;;; L \ q - - ..,ctrt. (off Co P - - f?Ritr - . Vf \ J.()£/l THC ,.;l't"tf:.; ft - It f}IJ v'lfR..f) /.. Af.,Nfr,Je,. The name and jurisdiction of each subsidiary corporation: C'.el'lT"e .J - rJ( 1 _j. · Jurisdiction · - rHC:t / - tAR.Vltt..P Lf 4 BN - C/ \ JG af)o,. 9_,., ... t , \ 1 - n - - a tJIB R.s , ARcN,) The manner and basis of converting the shares of the subsidiary or parent into shares, obligations, or other securities of the parent or any other corporation or, in whole or in part, into cash or other property, and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, and other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows: s•I' \ (...(.. \ AA. t.r c) a.. J j_; th. /00 o/<> Ctcve. '1.o(o/c_r 9 <., _f l" \ .f ..S. "' - l::,J I J. 1 ƒ ' I r ) - f1. - . (_f ,._ I Ill o S 4. r LJ + ea"' - v c_,. f . Plet<.Je.. ole_ - Llio" "tt - ft...< - j"lrCfaut L.J uJJu' - "'i - r ( 1 / 9 fl(., /:) ƒ 'hJ)IA 1 e_, Jui: - 1,'di r1 C{"f_J will b J J I I \ c.i.,, U "I. J. r r - flt(... IA 't "' - -- e. 0 htr{r J !.> f ( , (c i l c._1 ( Co " 4 ' - "< - 1' 1 e. . µ14" v Af \ J) (Attach additional sheets ifn:/essary) lr:: 11, n - + - rv<::, - c.. - v - t" .J, Ci - fvT f. j / -- r. rJ c_ ,

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t( the rlierger is between the parent and a subsidiary corporation and the parent is not the surviving corporation, • a provision for the pro rata issuance of shares of the subsidiary to the holders of the shares of the parent corporation upon surrender of any certificates is as follows: If applicable, shareholders of the subsidiary corporations, who, except for the applicability of section 607.1104, Florida Statutes, would be entitled to vote and who dissent from the merger pursuant to section 607.1321, Florida Statutes, may be entitled, if they comply with the provisions of chapter 607 regarding appraisal rights of dissenting . shareholders, to be paid the fair value of their shares. Other provisions relating to the merger are as follows:

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Seventh: SIGNATURES FOR EACH CORPORATION Name of Corporation Signature of an Officer or Director Typed or Printed Name of Individual & Title '1 A 6, {.f "If vMJ L l, \ f VI . i j fl lR '4{f J / :::£ 111 C• ' 1hc, tf<,fvc,rJ 1. - e. ƒ """" 1 "'J 0>"' - 'te.t..l, , 1vtc. . cer - -- U'f, 4 w·1.,,,·===,.. - - "' - - " ---- " - ::.L.!.. J) e.., d.;c.,, ;_;:_;_:c; ;""" - J"" - ' - ' - '= - ' - -

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